Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

Corporate Capital Trust, Inc. Reports First Quarter 2018 Results

SAN FRANCISCO – Corporate Capital Trust, Inc. (NYSE:CCT), a leading business development company, announced its operating results for the quarter ended March 31, 2018, and announced that its board of directors has declared its second quarter 2018 regular dividend.

Financial Highlights for the Quarter Ended March 31, 2018

●	Net investment income of $49.5 million, or $0.39 per share, as compared to $51.5 million, or $0.38 per share, for the prior quarter

●	Net realized and unrealized gains on investments of $23.4 million, or $0.18 per share, resulting from $6.5 million of net realized losses and $29.9 million of net unrealized appreciation. This compares to net realized and unrealized depreciation on investments of $44.3 million, or $(0.33) per share, for the prior quarter

●	Paid regular cash dividends to stockholders totaling $0.40 per share

●	Net asset value of $19.72 per share, compared to $19.55 as of December 31, 2017

●	For the quarter ended March 31, 2018, the Net Investment Income / Dividend coverage ratio was 97% and 101% net of the dividend reinvestment

“We are pleased with the progress we have made to transition the management of our franchise to the new adviser we’ve established with FS Investments,” said Todd Builione, President of CCT. “Through the collective scale and complementary expertise of our combined BDC franchise, we feel well positioned to drive superior results for our investors by focusing on serving the needs of our existing borrowers and sourcing new investment opportunities.”

Declaration of Regular Dividend for Second Quarter 2018

CCT’s board of directors has declared a regular quarterly cash dividend for the second quarter of $0.402 per share, which will be payable on July 10, 2018 to stockholders of record as of the close of business of June 29, 2018. As previously announced, a special dividend of $0.101 per share will be payable on May 21, 2018 to stockholders of record as of the close of business on May 14, 2018.

Share Repurchase Program

In March 2018, CCT’s board of directors authorized a stock repurchase program. Under the program, CCT may repurchase up to $50 million in the aggregate of its outstanding common stock in the open market at prices below the current net asset value per share. Between March 28, 2018 when the repurchase program commenced, through May 11, 2018, CCT repurchased and cancelled 990,288 shares for $16.6 million. The timing, manner, price and amount of any future share repurchases will be determined by CCT, in its discretion, based upon the evaluation of economic and market conditions, CCT’s stock price, applicable legal and regulatory requirements and other factors. The program does not require CCT to repurchase any specific number of shares and CCT cannot assure stockholders that any additional shares will be repurchased under the program. The program may be suspended, extended, modified or discontinued at any time.

Summary Consolidated Results1

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)	March 31, 2018	December 31, 2017	March 31, 2017
Total investment income	$99,642	$106,794	$92,848
Net investment income	$49,490	$51,478	$52,543
Net increase in net assets resulting from operations	$72,903	$7,167	$84,720

Net investment income per share	$0.39	$0.38	$0.38
Total net realized and unrealized gain (loss) per share	$0.18	($0.33)	$0.24
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.57	$0.05	$0.62

Net investment income per share - Adjusted[2]	$0.39	$0.41	$0.35
Total net realized and unrealized gain (loss) per share	$0.18	($0.33)	$0.24
Net increase (decrease) in net assets resulting from operations (Earnings per Share) – Adjusted[2]	$0.57	$0.08	$0.59

Regular Stockholder dividends per share	$0.40	$0.40	$0.45
Special Stockholder dividends per share	—	$0.10	—
Net asset value per share at period end	$19.72	$19.55	$20.25
Weighted average shares outstanding	127,130	135,800	137,488
Shares outstanding, end of period	127,074	127,131	137,214

(dollar amounts in thousands)	As of March 31, 2018	As of December 31, 2017
Total fair value of investments	$3,991,937	$3,969,097
Total assets	$4,277,917	$4,221,500
Total net assets	$2,505,904	$2,485,102

Portfolio Highlights as of March 31, 2018

●	Total fair value of investments was $4.0 billion

●	New investment fundings for the quarter were $378 million. At March 31, 2018, 81% of total investments at fair market value were in Originated Strategy Investments[3]

●	Average annual yield on debt investments was 9.6%, compared to 9.5% as of December 31, 2017[4]

●	SCJV’s total portfolio fair value increased by 15% to $590 million in the quarter, driven by $76 million of net investment activity

Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Purchases	$378,100	$415,900	$254,900
Sales and redemptions[5]	394,800	435,800	388,600
Net investment activity	$(16,700)	$(19,900)	$(133,700)
Net Sales to SCJV	$97,000	—	—
Adjusted net investment activity	$80,300	$(19,900)	$(133,700)

Portfolio Data	As of March 31, 2018	As of December 31, 2017
Total fair value of investments	$3,991,937	$3,969,097
Number of Portfolio Companies	128	113
% of Investments on Non-Accrual (based on fair value)	2.4%	1.2%
Average yield on debt investments[4]	9.6%	9.5%

Asset Class (based on fair value)
First Lien Senior Secured Loans	38.6%	42.1%
Second Lien Senior Secured Loans	24.4%	23.8%
Other Senior Secured Debt	4.9%	3.6%
Subordinated Debt	10.2%	9.6%
Asset Based Finance	9.6%	8.7%
Strategic Credit Opportunities Partners	7.6%	7.6%
Equity/Other	4.7%	4.6%
Interest Rate Type (based on fair value)
% Variable Rate	75%	78%
% Fixed Rate	25%	22%

Funding and Liquidity Management as of March 31, 2018

●	Debt to equity ratio of 0.64x, based on $1.61 billion in total debt outstanding and net asset value of $2.51 billion. CCT’s weighted average stated interest rate was 4.61%.

●	Cash and cash equivalents of approximately $166.6 million and availability under its financing arrangements of $575.3 million, subject to borrowing base and other limitations.

Conference Call Information

A conference call to discuss CCT’s financial results will be held on Tuesday, May 15, 2018 at 9:30 a.m. ET. The conference call may be accessed by dialing (833) 818-6808 (U.S. callers) or +1 (409) 350-3502 (non-U.S. callers); a passcode is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of CCT’s website at http://corporatecapitaltrust.com/investor-relations/events-presentations/.

A replay of the call will be available on CCT’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 7666356, beginning approximately two hours after the broadcast.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of CCT’s website at http://corporatecapitaltrust.com/investor-relations/events-presentations/ under Events & Presentations.

About Corporate Capital Trust

Corporate Capital Trust is a business development company that provides investors an opportunity to access middle market direct lending investments. The Company is externally managed by FS/KKR Advisor, LLC, and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions. For additional information, please visit www.corporatecapitaltrust.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (“FS/KKR”) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs with approximately $18 billion in assets under management as of December 31, 2017. The BDCs managed by FS/KKR include FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. LP, a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the factors disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 14, 2018. The Company undertakes no obligation to update such statements to reflect subsequent events.

Other Information

The information in this press release is summary information only and should be read in conjunction with CCT’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2018, which CCT filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2018, as well as CCT’s other reports filed with the SEC. A copy of CCT’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2018 and CCT’s other reports filed with the SEC can be found on CCT’s website at www.corporatecapital trust.com and the SEC’s website at www.sec.gov.

Media Contact
Kristi Huller or Cara Major
media@kkr.com

Investor Relations Contact
Danny McMahon or Donna Bass
CCT-IR@kkr.com

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(in thousands, except per share amounts)	3/31/18	12/31/17
Assets
Investments at fair value:
Non-controlled, non-affiliated investment	$3,197,051	$3,225,827
Non-controlled, affiliated investments	261,075	242,985
Controlled, affiliated investments	533,811	500,285
Total investments, at fair value	$3,991,937	$3,969,097

Cash	$161,367	$127,186
Cash denominated in foreign currency	5,183	3,778
Restricted cash	10,383	51,181
Collateral on deposit with custodian	—	—
Dividends and interest receivable	45,253	42,517
Receivable for investments sold	21,143	2,320
Repurchase agreement receivable	—	—
Principal receivable	23,059	3,389
Unrealized appreciation on derivative instruments	6,883	4,957
Receivable from advisers	707	2,802
Deferred offering expense	—	—
Deferred tax asset	—	—
Prepaid and other deferred expenses	12,002	14,273
Total assets	$4,277,917	$4,221,500

Liabilities
Revolving credit facilities	$982,662	$965,000
Term loan payable, net	382,160	382,768
Repurchase agreement payable	—	—
Unsecured notes payable, net	240,817	240,612
Payable for investments purchased	42,911	47,097
Shareholders’ distributions payable	51,131	46,959
Unrealized depreciation on derivative instruments	42,634	33,005
Accrued performance-based incentive fees	12,373	8,418
Accrued investment advisory fees	5,296	5,214
Accrued directors’ fees	21	—
Deferred tax liability	1,211	178
Other accrued expenses and liabilities	10,797	7,147
Total liabilities	$1,772,013	$1,736,398

Net Assets	$2,505,904	$2,485,102

Components of Net Assets
Common stock, $0.001 par value per share	$127	$127
Paid-in capital in excess of par value	2,798,430	2,799,400
Undistributed net investment income	35,992	37,633
Accumulated net realized losses	(141,332)	(134,874)
Accumulated net unrealized depreciation on investments, derivative instruments and foreign currency translation	(187,313)	(217,184)
Net assets	$2,505,904	$2,485,102
Net asset value per share	$19.72	$19.55

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the three months ended
(in thousands, except per share amounts)	3/31/18	3/31/17
Investment income
Interest income:
Non-controlled, non-affiliated investments	$82,906	$83,735
Non-controlled, affiliated investments	1,741	—
Controlled, affiliated investments	—	—
Total interest income	$84,647	$83,735

Payment-in-kind interest income:
Non-controlled, non-affiliated investments	$1,109	$1,027
Non-controlled, affiliated investments	—	—
Controlled, affiliated investments	3,695	2,463
Total payment-in-kind interest income	$4,804	$3,490

Fee income:
Non-controlled, non-affiliated investments	707	2,605
Non-controlled, affiliated investments	—	—
Total fee income	$707	$2,605
		—
Dividend and other income:
Non-controlled, non-affiliated investments	$966	$296
Non-controlled, affiliated investments	—	—
Controlled, affiliated investments	1,732	—
SCJV	6,786	2,722
Total dividend and other income	$9,484	$3,018
Total investment income	$99,642	$92,848

Operating expenses
Investment advisory fees	$15,215	$20,771
Interest expense	19,814	14,148
Performance-based incentive fees	12,373	927
Administrative services	661	840
Investment adviser expenses	193	896
Professional services	1,262	1,046
Offering expenses	—	205
Custodian and accounting fees	395	437
Director fees and expenses	148	133
Other	444	779
Total operating expenses	$50,505	$40,182

Net investment income before taxes	49,137	52,666
Income tax expense, including excise tax	(353)	123
Net investment income	$49,490	$52,543

Condensed Consolidated Statements of Operations

Continued

(in thousands, except share and per share amounts)

	For the three months ended
(in thousands, except per share amounts)	3/31/18	3/31/17

Net realized and unrealized gains (losses)
Net realized gains (losses) on:
Non-controlled, non-affiliated investments	$(4,948)	$15,478
Non-controlled, affiliated investments	—	—
Controlled, affiliated investments	—	154
Derivative instruments	(552)	2,871
Foreign currency transactions	(958)	(515)
Net realized gains	$(6,458)	$17,988

Net change in unrealized appreciation (depreciations) on:
Non-controlled, non-affiliated investments	$29,231	$11,340
Non-controlled, affiliated investments	(9,428)	2,171
Controlled, affiliated investments	18,500	5,688
Derivative instruments	(7,703)	(4,264)
Foreign currency translations	304	(332)
Provision for taxes	(1,033)	(414)
Net change in unrealized depreciation	$29,871	$14,189

Net realized and unrealized losses	$23,413	$32,177
Net increase (decrease) in net assets resulting from operations	$72,903	$84,720

Summary Consolidated Results – reconciliation

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)	March 31, 2018	December 31, 2017	March 31, 2017
Pre-incentive fee Net Investment Income	—	$0.44	$0.39
Adjust Management Fee to 1.5%	—	$0.02	$0.04
Add back one time listing expenses	—	$0.04	$0.00
Adjusted Pre-incentive fee Net Investment Income	—	$0.51	$0.43
Adjusted Incentive Fee	—	$(0.10)	$(0.07)
Adjusted Net Investment Income	$0.39	$0.41	$0.35

1 All per share metrics are presented pro forma for the 1-for-2.25 reverse stock split which occurred on October 31, 2017. Schedule may include balancing figures derived from the other figures in the schedule and may differ slightly due to rounding associated with the 2.25x stock split.

2 For comparison purposes to Q1 2018, 2017 management fees adjusted to 1.5%, one time listing expenses added back, and income incentive fee recalculated based on current advisor contract. See full reconciliation above.

3 Originated Strategy Investments are defined as investments where our Advisor negotiates the terms of the transaction beyond just the price, which, for example, may include negotiating financial covenants, maturity dates or interest rate terms or where we participate in other originated investment where there may be third parties involved, or a bank acting as an intermediary, for a closely held club, or similar investment.

4 The weighted average annual yield for accruing debt investments is computed as (i) the sum of (a) the stated annual interest rate of each debt investment, multiplied by its par amount, adjusted to U.S. dollars and for any partial income accrual when necessary, as of the end of the applicable reporting period, plus (b) the annual amortization of the purchase or original issue discount or premium of each accreting debt investment; divided by (ii) the total amortized cost of debt investments included in the calculated group as of the end of the applicable reporting period. Prior to Q3 2017 our weighted average annual yield did not adjust for any non-accreting or partial accrual investments.

5 Q1 2018 Sales and Redemption includes $97 million of investments sold to SCJV.